UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2012

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadow Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2012, ParkerVision, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and other investors (the “Investors”).  Pursuant to the Securities Purchase Agreement, the Company will sell, and the Investors will purchase, an aggregate of 8,139,050 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $1.05 per Share.  The Securities Purchase Agreement contains customary representations and warranties of the Company and is subject to customary closing conditions.  In addition, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Securities Purchase Agreement or related documents or (b) any action instituted against an Investor by any of our stockholders (other than stockholders who are affiliated with such Investor) with respect to the offering, subject to certain exceptions.

On April 12, 2012, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Rodman & Renshaw, LLC (“Rodman”).  Pursuant to the Placement Agency Agreement, Rodman agreed to act as placement agent on a reasonable “best efforts” basis for a proposed placement (the “Offering”) of registered securities of the Company, including shares of the Company’s Common Stock.  The Company agreed to pay Rodman a fee of 5% of the aggregate gross proceeds raised in the Offering from Investors introduced to the Company by Rodman during the term of the Placement Agency Agreement.  The Company will not pay Rodman a fee on the gross proceeds raised in the Offering from other Investors.  The Company also agreed, in the event of a successful Offering, to reimburse Rodman’s accountable out of pocket expenses in an amount equal to 1.5% of the aggregate gross proceeds raised in the Offering, up to a maximum of $30,000.  The Placement Agency Agreement contains customary representations and warranties of the Company and is subject to customary closing conditions.  In addition, the Company has agreed to indemnify Rodman against liabilities arising from its activities under the placement agency agreement, including liabilities under the Securities Act of 1933, as amended, except to the extent that such liabilities are found by a court of law to have resulted from the placement agent’s fraud, willful misconduct or gross negligence.

The Offering is being made through Rodman, as placement agent, to institutional and other investors pursuant to the Company’s “shelf” Registration Statement on Form S–3 (File No. 333-161903) that was declared effective on September 30, 2009.  A prospectus supplement describing the terms of the offering was filed with the Securities and Exchange Commission on April 13, 2012.

Upon closing, net proceeds from the sale of the Shares, after deducting Rodman’s fees and the other offering expenses, are expected to be approximately $8.4 million.  The Company anticipates that the offering will close on or about April 18, 2012.

The discussion in this Current Report is only a summary and is qualified in its entirety by reference to the form of Securities Purchase Agreement and the Placement Agency Agreement, which are attached to this Current Report as Exhibits 10.1 and 1.1, respectively, and are incorporated by reference in this Item.

The Placement Agreement and the Securities Purchase Agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agreement and the Securities Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Placement Agreement and the Securities Purchase Agreement.

Item 8.01.	Other Events.

On April 13, 2012, the Company issued a press release announcing that it had signed the Placement Agreement and the Securities Purchase Agreement. The press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

1.1	Placement Agent Agreement, dated April 12, 2012, between ParkerVision, Inc. and Rodman & Renshaw, LLC.

5.1	Opinion of Graubard Miller.

10.1	Form of Securities Purchase Agreement between ParkerVision, Inc. and the purchasers identified on the signature pages thereto.

23.1	Consent of Graubard Miller (included in Exhibit 5.1).

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2012
PARKERVISION, INC.

By: /s/Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Placement Agent Agreement, dated April 12, 2012, between ParkerVision, Inc. and Rodman & Renshaw, LLC.

5.1	Opinion of Graubard Miller.

10.1	Form of Securities Purchase Agreement between ParkerVision, Inc. and the purchasers identified on the signature pages thereto.

23.1	Consent of Graubard Miller (included in Exhibit 5.1).

99.1	Press release.